Exhibit 10.2

CONSENT AND AMENDMENT NO. 1

TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 1 (this “Amendment”) is entered into as of February 6, 2012, by and among HUTCHINSON TECHNOLOGY INCORPORATED, a corporation organized under the laws of the State of Minnesota (“HTI”) (HTI and each other Person who becomes a Borrower under the Loan Agreement referred to below, each a “Borrower”, and collectively “Borrowers”), the financial institutions set forth on the signature pages hereto (each a “Lender” and collectively, “Lenders”) and PNC Bank, National Association as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrowers, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of September 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

Borrowers have informed Agent and Lenders of their intent to commence (i) an exchange offer (the “Exchange Offer”) for all of the outstanding 3.25% Convertible Subordinated Notes pursuant to which outstanding 3.25% Convertible Subordinated Notes will be exchanged for 8.50% Senior Secured Second Lien Notes due 2017 of HTI, (ii) tender offers to purchase a portion of the outstanding 3.25% Convertible Subordinated Notes and 8.50% Convertible Senior Notes (the “Tender Offers”) and (iii) a rights offering to the holders of the 3.25% Convertible Subordinated Notes to purchase up to 40,000 units, each consisting of $1,000 principal amount of 8.50% Senior Secured Second Lien Notes due 2017 of HTI and a warrant to purchase 96.725 shares of HTI’s common stock (the “Rights Offering”) (collectively, the “Transactions”).

Borrowers have requested that Agent and Lenders (i) consent to the Transactions, including the use of up to $20,000,000 of residual proceeds from the Rights Offering to purchase the 8.50% Convertible Senior Notes in the Tender Offers, and (ii) make certain amendments to the Loan Agreement in connection with the Transactions, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, notwithstanding anything to the contrary set forth in Section 7.17 of the Loan Agreement, Agent and Lenders agree that HTI may repurchase a portion of the 8.50% Convertible Senior Notes in an aggregate principal amount not exceeding $26,700,000 from the proceeds of the Rights Offering.

3. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 is amended as follows:

(i) the following defined terms are added in their appropriate alphabetical order:

“8.50% Senior Secured Second Lien Note Documents” shall mean the 8.50% Senior Secured Second Lien Notes, the 8.50% Senior Secured Second Lien Note Indenture, the 8.50% Senior Secured Second Lien Note Security Agreement and all other documents executed and delivered with respect to the 8.50% Senior Secured Second Lien Notes and the 8.50% Senior Secured Second Lien Note Indenture.

“8.50% Senior Secured Second Lien Note Indenture” shall mean an indenture between HTI, as issuer, and Wells Fargo Bank, National Association, as Trustee, substantially consistent with the Description of the New Notes in the prospectus for the Exchange Offer and Tender Offers reviewed by the Agent (the “Description of New Notes”), the terms of which are hereby approved by the Agent, with such changes in form and substance as may be approved by the Agent and as amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

“8.50% Senior Secured Second Lien Note Security Agreement” shall mean a security agreement among HTI, any other Borrowers or Guarantors that become parties thereto and Wells Fargo Bank, National Association, as collateral agent, substantially consistent with the Description of New Notes with such changes in form and substance as shall be approved by the Agent and as amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

“8.50% Senior Secured Second Lien Notes” shall mean HTI’s 8.50% Senior Secured Second Lien Notes due January 15, 2017, issued under the 8.50% Senior Secured Second Lien Note Indenture in an aggregate original principal amount of up to $90,000,000, as amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

“Exchange Offer” shall mean the exchange offer made by HTI for all of the outstanding 3.25% Convertible Subordinated Notes pursuant to which outstanding 3.25% Convertible Subordinated Notes are exchanged for the 8.50% Senior Secured Second Lien Notes.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement between Agent, as senior agent, and Wells Fargo Bank, National Association, as junior agent, in substantially the form of the 2/1/12 draft circulated by SRZ with such changes as are acceptable to Agent.

“Minnesota Mortgage” shall mean a mortgage with respect to the Minnesota Property.

“Minnesota Property” shall mean HTI’s Real Property located at 40 West Highland Park Drive NE, Hutchinson, Minnesota, other than the Real Property known as the “Development Center” and the Real Property known as the “Learning Center.”

“Mortgaged Property” shall mean, collectively, the Minnesota Property and the Wisconsin Property.

“Mortgages” shall mean, collectively, the Minnesota Mortgage and the Wisconsin Mortgage.

“Tender Offers” shall mean the tender offers made by HTI in connection with the issuance of 8.50% Senior Secured Second Lien Notes, pursuant to which HTI purchased a portion of the outstanding 3.25% Convertible Subordinated Notes and 8.50% Convertible Senior Notes.

“Wisconsin Mortgage” shall mean a mortgage with respect to the Wisconsin Property.

“Wisconsin Property” shall mean HTI’s Real Property located at 2435 Alpine Road, Eau Claire, Wisconsin.

(ii) the following defined terms are amended in their entirety to provide as follows:

“Collateral” shall mean shall mean and include (except to the extent the same constitute Excluded Assets): (a) all

Receivables; (b) all Equipment; (c) all General Intangibles; (d) all Inventory; (e) all Investment Property; (f) upon execution and delivery of the Mortgages, the Mortgaged Property and all other property, assets and rights subject to the Lien of the Mortgages; (g) all Subsidiary Stock; (h) all of each Borrower’s right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (1) its respective goods and other personal property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (2) all of each Borrower’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (3) all additional amounts due to any Borrower from any Customer relating to the Receivables; (4) other personal property, including warranty claims, relating to any goods securing the Secured Obligations; (5) all of each Borrower’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (6) all commercial tort claims (whether now existing or hereafter arising); (7) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; (8) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (9) all supporting obligations; and (10) any other goods or personal property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower; (i) all of each Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g) or (h) of this Paragraph; and (j) all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h) and (i) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“Indenture Documentation” shall mean, collectively, the 3.25% Convertible Subordinated Note Documents, the 8.50% Convertible Senior Note Documents and the 8.50% Senior Secured Second Lien Note Documents.

“Other Documents” shall mean the Note, any Guaranty, any Guarantor Security Agreement, the Intercreditor Agreement, the Mortgages and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement (other than the Questionnaire and any Lender Provided Interest Rate Hedges).

“Senior Debt Payments” shall mean and include all cash actually expended by any Borrower to make (a) interest payments on any Advances hereunder, plus (b) payments of all fees set forth herein and with respect to any Advances (other than the fee payable under Section 3.3(a) hereof), plus (c) capitalized lease payments, plus (d) payments of principal of or interest on any other Indebtedness for borrowed money (other than Indebtedness repaid pursuant to the Exchange Offer and the Tender Offers).

(iii) the definition of “Excluded Assets” is amended by amending and restating sub-clause (b) thereof in its entirety to provide as follows:

“(b) any property of such Borrower or Guarantor (other than the Minnesota Property and the Wisconsin Property) that is subject to a Lien of the type referred to in clause (h) or (i) of the definition of “Permitted Encumbrances”, but only if any agreement granting or relating to such Lien prohibits the granting of a Lien in favor of Agent on such property,”

(b) Section 7.8 is amended by amending and restating sub-clause (iii) thereof in its entirety to provide as follows:

“(iii) Indebtedness due under the Indenture Documentation (other than the 8.50% Senior Secured Second Lien Note Documents) (and any extension or refinancing thereof that does not increase the principal amount of such Indebtedness as of the date of such extension or refinancing),”

(c) Section 7.8 is amended by amending and restating sub-clause (vi) thereof in its entirety to provide as follows:

“(vi) unsecured Indebtedness and Indebtedness secured only by Liens permitted by clause (o) of the definition of Permitted Encumbrances, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $90,000,000 at any given time and, except in the case of unsecured Indebtedness the proceeds of which are used to repurchase or repay Indebtedness under the Indenture Documentation, the terms and conditions of such Indebtedness shall be satisfactory to PNC in its reasonable discretion,”

4. Conditions of Effectiveness. This Amendment shall become effective on the date on which Agent shall have received all of the following:

(a) four (4) copies of this Amendment executed by Borrowers, Agent and Lenders;

(b) a copy of the Intercreditor Agreement, executed by Wells Fargo Bank, National Association, as junior agent; and

(c) executed copies of the 8.50% Senior Secured Second Lien Note Documents.

5. Post Closing Covenants. Borrowers shall deliver to Agent by no later than the earlier of August 31, 2012 or five months from the closing of the Rights Offering, the following, each in form and substance satisfactory to the Agent:

(a) Evidence of the recording of the Mortgages executed by HTI, securing the Obligations and the Note Obligations (as defined in the 8.50% Senior Secured Second Lien Note Indenture) in an aggregate principal amount not exceeding in respect of each Mortgage, the Fair Market Value (as defined in the 8.50% Senior Secured Second Lien Note Indenture) of the Mortgaged Property subject to such Mortgage;

(b) mortgagee’s loan policies, in amounts equal to the amount secured by the Mortgages, together with endorsements reasonably requested by Agent, issued by First American Title Insurance Company, insuring the Lien on the Mortgaged Properties created by the Mortgages;

(c) ALTA surveys of the Mortgaged Properties, certified to the Agent and to the issuer of the mortgagee’s loan policies referred to in Section 5(b) of this Amendment by a licensed professional surveyor satisfactory to the Agent;

(d) zoning letters and certificates of occupancy for the Mortgaged Properties;

(e) if requested by Agent, appraisals of the Mortgaged Properties prepared by a licensed appraiser acceptable to Agent;

(f) if requested by Agent, Phase I Environmental Site Assessments with respect to the Mortgaged Properties and such further environmental reports required by Agent, certified to the Agent by a company satisfactory to the Agent;

(g) local counsel opinions for the Mortgages;

(h) evidence of insurance (including flood insurance, where applicable) for the Mortgaged Properties; and

(i) such other documents or instruments (including guarantees and opinions of counsel) as the Agent may reasonably require in connection with the delivery and/or recording of the Mortgages.

6. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or general principals of equity).

(b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) The execution, delivery and performance of this Agreement and all other documents in connection therewith has been duly authorized by all necessary corporate action on the part of the Borrowers, and do not contravene, violate or cause the breach of any agreement, judgment, order, law or regulation applicable to any Borrower.

(d) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(e) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

7. Effect on the Loan Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) Except as otherwise expressly contemplated hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

(d) This Amendment shall be an Other Document for all purposes under the Loan Agreement.

8. Release. The Borrowers hereby acknowledge and agree that: (a) to their knowledge neither they nor any of their Subsidiaries have any claim or cause of action against Agent or any Lender (or any of Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Loan Agreement or the Other Documents and (b) to their knowledge Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrowers under the Loan Agreement and the Other Documents. Notwithstanding the foregoing, Agent and each Lender wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent’s or such Lender’s rights, interests, security and/or remedies under the Loan Agreement and the Other Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Borrowers (for themselves and their respective Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (each a “Releasor” and collectively, the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party” and collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent of fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, except for a Released Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, prior to the date hereof arising out of, connected with or related in any way to the Loan Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or Agent’s or any Lender’s agreements contained therein, or the possession, use, operation or control in connection therewith of any of the assets of the Borrowers, or the making of any advance thereunder, or the management of such advance or the Collateral.

9. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).

10. Cost and Expenses. Borrowers hereby agree to pay the Agent, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with this Agreement and any instruments or documents contemplated hereunder

11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

12. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

HUTCHINSON TECHNOLOGY INCORPORATED

By:	/s/ David P. Radloff
Name:	David P. Radloff
Title:	CFO

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Marc J. Hansen
Name:	Marc J. Hansen
Title:	VP

Signature Page to Amendment No. 1